Exhibit 99

Form 4 Joint Filer Information

Name:  Synergy Venture Partners, LLC

Address:  1350 Bayshore Highway, Suite 920
     Burlingame, CA 94010

Designated Filer:  Synergy Life Science Partners, L.P.

Issuer & Ticker Symbol:  iRhythm Technologies, Inc. (IRTC)

Date of Event Requiring Statement:  October 25, 2016

Signature:  /s/ William N. Starling, Jr., Synergy Venture Partners, LLC,
     as general partner of Synergy Life Science Partners, L.P.

Name:  Mudit Jain

Address:  1350 Bayshore Highway, Suite 920
     Burlingame, CA 94010

Designated Filer:  Synergy Life Science Partners, L.P.

Issuer & Ticker Symbol:  iRhythm Technologies, Inc. (IRTC)

Date of Event Requiring Statement:  October 25, 2016

Signature:  /s/ Mudit Jain, as manager of Synergy Venture Partners, LLC

Name:  Richard Stack

Address:  1350 Bayshore Highway, Suite 920
     Burlingame, CA 94010

Designated Filer:  Synergy Life Science Partners, L.P.

Issuer & Ticker Symbol:  iRhythm Technologies, Inc. (IRTC)

Date of Event Requiring Statement:  October 25, 2016

Signature:  /s/ Richard Stack, as manager of Synergy Venture Partners, LLC